Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in previously filed Registration Statement Nos. 333-110732, 333-104365 and 333-99167 on Form S-8 and Registration Statement Nos. 333-112362, 333-117978, 333-107497 and 333-102697 on Form SB-2 of our report, dated October 21, 2004, except for Note 20 as to which the date is November 30, 2004, appearing in this Annual Report on Form 10-KSB of Ventures-National Incorporation for the year ended August 31, 2004.

/S/ Wolf & Company, P.C.
Boston, Massachusetts
December 13, 2004